Exhibit 99.1

March 19, 2019

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated March 18, 2019 of Tejon Ranch Co., and are in agreement with the statements contained in the first sentence of the first paragraph, and in the second and third paragraphs on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young LLP